Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to  the  incorporation  by  reference  in  the  Registration  Statements  on  Form S-3  (No.  333-179266)  and Forms S-8 (Nos. 33-26694, 33-56557, 333-88391, 333-57912, 333-68180, 333-132061, 333-146849, 333-149206 and 333-161155) of Constellation Brands, Inc. of our report dated April 29, 2013 relating to the financial statements of the Piedras Negras Brewery Business, which appears in the Current Report on Form 8-K of Constellation Brands, Inc. dated April 30, 2013 and is incorporated by reference in this Form 8-K of Constellation Brands, Inc. dated June 11, 2013.

PricewaterhouseCoopers, S.C.

/s/ Omar Penna Estrada

Omar Penna Estrada

Audit Partner

Mexico City, Mexico

June 11, 2013